                                                                    EXHIBIT 3.31

                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 09:00 AM 03/09/1998
                                                      981089537 - 2868762

                          CERTIFICATE OF INCORPORATION

                                       OF

                             AMERIPATH NY LABS INC.

                                    ARTICLE I.

                                      NAME

     The name of the corporation is AMERIPATH NY LABS, INC. (hereinafter called the "Corporation").

                                   ARTICLE II.

                           REGISTERED AGENT AND OFFICE

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle and the name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III.

                                     PURPOSE

     The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV.

                                  CAPITAL STOCK

     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 100 shares of Common Stock, par value $0.01 per share.

     All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges:

     A. VOTING RIGHTS. Except as otherwise required by law, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

     B. DIVIDENDS. The holders of the Common Stock shall to entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

     C. LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                                   ARTICLE V.

                                    DIRECTORS

     The Corporation's Board of Directors shall consist of not fewer than one
(1) nor more then five (5) directors, and shall initially consist of two (2) directors. The number of directors within these limits may be increased or decreased from time to time as provided in the Bylaws of the Corporation. The names of the initial Directors of the Corporation are as follows:

                                 Robert P. Wynn
                                  James C. New

                                   ARTICLE VI.

                                     BYLAWS

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

     A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

     B. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     C. The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     D. Any action required or permitted to be taken at any meeting of the Board of Directors, may be taken without meeting only if all of the Directors consent thereto in writing.

                                  ARTICLE VII.

                             LIMITATION OF LIABILITY

     No director shall be personally liable to the Corporation or the holders of shares of capital stock for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the Corporation or such holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which such director derives an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability of alleged liability of any Director for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal. If the Law .of the Corporation's state of incorporation is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of this Corporation shall be eliminated or limited to the fullest extent then permitted. No repeal or modification of this Article VII shall adversely affect any right of or protection afforded to a Director of the Corporation existing immediately prior to such repeal or modification.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

     This Corporation shall indemnify and may advance expenses to its Officers and Director to the fullest extent permitted by law in existence either now or hereafter in effect. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification and advancement of expenses to the Corporation's Officers, Directors, employees and agents on such terms and conditions as the Board of Directors may from time to time deem appropriate or advisable.

                                   ARTICLE IX.

                                  INCORPORATOR

     The name of the incorporator is Keith Wasserstrom and the address of the incorporator is 515 East Las Olas Boulevard, Suite 1500, Fort Lauderdale, Florida 33301.

                                   ARTICLE X.

                                   AMENDMENTS

     Except as provided herein, from time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of that
Article IX.

     IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate of Incorporation this 9th day of March, 1998.


                                                /s/ Keith Wasserstrom
                                                --------------------------------
                                                KEITH WASSERSTROM, Incorporator

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 03/09/1998
                                                       981089537 - 2868762

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             AMERIPATH NY LABS, INC.

     AMERIPATH NY LABS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY;

          FIRST:   That the Board of Directors of said corporation, by unanimous written consent, adopted the following resolution:

     RESOLVED, that the Certificate of Incorporation of the corporation be amended by changing Article I so that, as amended, said Article shall be and read as follows:

                                   "ARTICLE I

                                      NAME

          The name of the corporation is AmeriPath New York, Inc."

          SECOND: That the said amendment has been consented to and authorized by the holder of all of the issued and outstanding stock entitled to vote by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF said corporation has caused this Certificate to be signed by its Secretary this 15th of March, 1999.

                                                /s/ Robert P. Wynn
                                                --------------------------------
                                                Robert P. Wynn, Secretary

                                SECOND AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            AMERIPATH NEW YORK, INC.

               (Under Section 242 of the General Corporation Law)

     Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "GCL"), AmeriPath New York, Inc. (the "Corporation") hereby certifies as follows;

     FIRST:     The Certificate of Incorporation was filed with the Delaware
Secretary of State on March 9, 1998. On March 17, 1999 a First Amendment to the Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State to change the name of Ameripath NY Labs, Inc. to AmeriPath New York, Inc. (the Certificate of Incorporation of the Corporation, as so amended, the "Certificate").

     SECOND:    Article III of the Certificate is hereby amended to change the purposes of the Corporation to include the power to own and operate a clinical laboratory pursuant to the New York Public Health Law 575 and to operate an accredited dermatopathology fellowship training program so that it shell henceforth read in its entirety as Follows:

                                  "ARTICLE III
                                     PURPOSE

     The purposes for which the Corporation is formed is to: (i) own and operate one or more clinical laboratories pursuant to the New York Public Health Law Section 575 ET SEQ., (ii) operate an accredited dermatopathology fellowship training program, and (iii) further to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, provided, however, that nothing herein shall authorize the Corporation to; (a) operate or maintain an institution of higher learning or to grant general degrees, (b) engage in the practice of the profession of medicine or any other profession required to be licensed by Title VIII of the New York Education Law except to the extent consistent with the operation of a clinical laboratory, and (C) provide professional training required for admission to the profession of medicine or any other profession subject to licensure under Title VIII of the New York Education Law."

     THIRD:     The foregoing amendment to the Certificate was duly by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 228 and Section 242 of the GCL.

     IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to the Certificate of Incorporation to be executed this 10th day of JANUARY 2000, by an officer thereunto duly authorized.

                                             AMERIPATH NEW YORK, INC.


                                             By:/s/ Robert P. Wynn
                                                -----------------------------
                                                Name:  Robert P. Wynn
                                                Title: Executive Vice President
                                                       and Secretary